Exhibit 99.(q)(1)

GUARDIAN VARIABLE PRODUCTS TRUST – POWER OF ATTORNEY

The undersigned Trustee of Guardian Variable Products Trust hereby constitutes and appoints each of Corey F. Rose, James V. Catano, Dominique Baede, Larry Weiss and Kathleen M. Moynihan, jointly and severally, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Guardian Variable Products Trust (File Nos. 333-210205 and 811-23148) and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact, or substitute or substitutes therefor, may do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

Name	Title(s)	Date
/s/ Michael Ferik
Michael Ferik	Chairman and Trustee	February 13, 2025

/s/ Dominique Baede
Dominique Baede	President (Principal Executive Officer)	February 16, 2025

/s/ Bruce W. Ferris
Bruce W. Ferris	Trustee	February 17, 2025

/s/ Theda R. Haber
Theda R. Haber	Trustee	February 18, 2025

/s/ Marshall Lux
Marshall Lux	Trustee	February 21, 2025

/s/ James D. McDonald
James D. McDonald	Trustee	February 17, 2025

/s/ John Walters
John Walters	Trustee	February 12, 2025

/s/ Larry Weiss
Larry Weiss	Treasurer (Principal Financial and Accounting Officer)	February 18, 2025